UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 12, 2006

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 7.01 Regulation FD Disclosure

The Company in statements made to investment managers disclosed future expected outlook for growth for 2006. A copy of the statements were subsequently incorporated in a press release dated April 12, 2006, a copy of which is attached.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release April 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

Date: April 12, 2006	/s/ Lawrence A. Boik
Vice President & Chief Financial Officer

3400 North Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111

A. M. CASTLE & CO.

For Further Information:

—————AT THE COMPANY————— —————AT ASHTON PARTNERS————
Larry A. Boik	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2576	(312) 553-6717
Email: lboik@amcastle.com	Email:kpyra@ashtonpartners.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 12, 2006

A. M. Castle & Co. Sees Strong End Markets For Its Products Throughout 2006

FRANKLIN PARK, ILLINOIS, APRIL 12TH - A. M. CASTLE & CO. (AMEX: CAS), a North American distributor of highly engineered metals and plastics, today reaffirmed the Company’s previous statements that it expected sales to grow in the mid single digit range, exclusive of pricing impacts, during 2006. “The aerospace, oil and gas, power generation, mining and heavy equipment markets continue to demonstrate particular strength,” said Michael Goldberg, President and CEO of A. M. Castle & Co. “When combined with our Plastics business and our Mexico subsidiary, we believe we are positioned to have 40% to 50% of our revenue base growing at near double-digit rates in 2006, with the balance of our business growing at a more modest pace,” stated Goldberg.

The Company’s Vice President of Finance & CFO, Larry Boik added, “Our commitment to improving our cost structure over the last several years should also positively impact our ability to capture greater incremental operating profits on each new dollar of sales. We would expect to see incremental operating profits of 10-15 cents for each new dollar of sales.” He continued, “This combined with our lower interest expense, due to the restructured balance sheet, and recognizing that 2005 included an abnormal charge to earnings of 16 cents per share related to the refinancing of the Company’s long-term debt, points to a strong earnings outlook for A. M. Castle in 2006.”

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a specialty metals and plastics distribution company serving the North American market, principally within the producer durable equipment sector. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy; and aluminum. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 50 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol "CAS".

Safe Harbor Statement / Regulation G Disclosure
This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company's reports on file with the Securities Exchange Commission.